Exhibit 23.2

CONSENT OF PATTON BOGGS LLP

     We consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement on Form S-8 pertaining to the 1996 Stock Option Plan and the 1994 Stock Option Plan of Metallica Resources Inc.

Denver, Colorado	/s/ Patton Boggs LLP
October 28, 2003
Patton Boggs LLP